Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906
OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Cybrdi Inc. (“We") for the period ended September 30, 2011 as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Yanbiao Bai, the chief executive officer of us, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us.

Date: November 14, 2011

/s/ Yanbiao Bai
Yanbiao Bai,
CEO and President